Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the foregoing Registration Statement on Form S-1 of our report dated June 25, 2015 relating to the balance sheets of Stevia First Corp. as of March 31, 2015 and 2014, and the related statements of operations, stockholders’ deficiency, and cash flows for the years then ended. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

Weinberg & Company, P.A.

Los Angeles, California

July 24, 2015